Exhibit 99.1

August 22, 2017

Dear Partner:

Energy 11, L.P. (the “Partnership” or “Energy 11”) has had an exciting first half of 2017. We completed the best-efforts offering in April 2017, with total net proceeds to the Partnership of approximately $350 million, and we completed acquisitions in January 2017 and March 2017.  Upon completing the acquisition in March, the Partnership owns a 26-27% non-operated working interest in 216 producing wells and 253 future development locations in the Sanish field located in Mountrail County, North Dakota (the “Sanish Field Assets”).  Consistent with our low leverage strategy, we were able to complete the acquisitions with estimated near term debt needs of approximately $15 million or less than 5% of our total assets. Our investments in the Sanish Field Assets were completed during periods of lower commodity prices. Completing acquisitions during these periods presented the Partnership with an opportunity to invest in high-quality assets with the potential for attractive returns. To complete the last of the three transactions, we utilized financing from the seller of the assets in addition to the remaining proceeds from the best-efforts offering.

Our Sanish Field Assets are operated by Whiting Petroleum Corporation (“Whiting”). Whiting ultimately controls all of the decisions on capital expenditures including new drilling, existing well maintenance and capital improvements.  During 2017, there have been no new wells drilled in our asset area and currently no additional wells are planned for the remainder of the year. This leaves the oil and gas reserves in the ground to be produced at a later date (hopefully when prices are higher). Energy commodity prices have continued to fluctuate in the past few years providing a buying opportunity, but also a challenge in cash management. Without the ability to invest in the drilling and completion of future wells and the natural production volume declines of our existing producing wells, the Partnership’s cash generated from operations has created volatility in our cash management which is not unusual within the industry.

The Partnership continually works to increase future cash flow and mitigate some of the volatility. A few of the opportunities we are currently pursuing include:

•	We are developing a more permanent and favorable debt strategy which may also provide additional working capital, even though we were able to achieve seller financing on our last acquisition in March.
•	We are encouraging Whiting to put in place a drilling program at an appropriate time when oil prices are at favorable levels to drill new wells.
•	We are continuing to monitor commodity prices and evaluate hedging opportunities should prices increase to beneficial levels which would mitigate pricing volatility.
•	We continue to explore opportunities that may present themselves to enhance the overall value of the portfolio.

Through June 30, 2017, the Partnership has made distributions of $2.61 per common unit to those who have been limited partners since our initial closing, or a total of approximately $24 million. While our goal is to maintain a relatively stable distribution rate over the life of our program, we continuously monitor our distributions in conjunction with our projected cash requirements for operations, capital expenditures and debt service. Currently, our annualized distribution rate is $1.40 per common unit, or an annualized return of seven percent based on a partner’s investment amount of $20.00 per common unit. If the amount of the annual distributions paid per common unit changes at any time, the distribution will be accrued and is required to be paid before final Payout as defined in the Partnership’s prospectus.

For the six-month period ending June 30, 2017, Energy 11 achieved net income of approximately $4.6 million and EBITDAX1 of approximately $12.2 million and paid distributions of approximately $12.0 million. The financial tables below provide additional financial information for the Partnership for the three- and six-month periods ended June 30, 2017.

Energy 11 is proud to provide a direct oil and gas investment to its partners. We have a goal of increasing partner value over the long term and also providing monthly distributions. Our conservative balance sheet strategy is evident with one of the lowest debt levels in the industry. It is our intention to serve you in the best possible way while continuing to protect the value of your investment over the long term. If you have questions regarding the status of your investment, please contact your Investment Counselor at David Lerner Associates, Inc. We also encourage you to review all of the Partnership’s filings with the Securities and Exchange Commission (“SEC”), which are available online at www.energyeleven.com or www.sec.gov.

Sincerely,
Glade M. Knight
Chairman and Chief Executive Officer
Energy 11 GP, LLC

1 EBITDAX is defined as Earnings before Interest, Income Taxes, Depreciation, Depletion, Amortization and Exploration Expenses

Consolidated Condensed Balance Sheets
(Unaudited)

	June 30, 2017	December 31, 2016
Assets
Cash	$3,727,298	$86,800,596
Other current assets	5,792,694	12,756,517
Oil and natural gas properties, net of accumulated depreciation	327,136,024	151,554,972

Total Assets	$336,656,016	$251,112,085

Liabilities and Partners’ Equity
Note payable	$8,500,000	$-
Other current liabilities	3,404,114	2,622,400
Asset retirement obligations	1,198,082	70,623

Total Liabilities	13,102,196	2,693,023

Limited partners' interest	323,555,547	248,420,789
General partners' interest	(1,727)	(1,727)

Total Partners’ Equity	323,553,820	248,419,062

Total Liabilities and Partners’ Equity	$336,656,016	$251,112,085

 Consolidated Condensed Statements of Operations
(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Oil, natural gas and natural gas liquids revenues	$10,208,740	$5,532,113	$20,350,006	$9,851,210
Operating costs and expenses	3,708,729	1,669,881	7,298,316	3,439,562
General and administrative expenses	332,157	317,126	833,898	1,589,863
Depreciation, depletion, amortization and accretion	3,980,331	2,420,440	7,236,589	5,093,262
Operating income (loss)	2,187,523	1,124,666	4,981,203	(271,477)
Interest expense, net	(201,119)	(1,984,049)	(373,728)	(4,180,362)
Net income (loss)	$1,986,404	$(859,383)	$4,607,475	$(4,451,839)

Basic and diluted net income (loss) per common unit	$0.11	$(0.14)	$0.27	$(0.81)
Weighted average common units outstanding - basic and diluted	18,650,582	5,995,051	17,237,933	5,464,063

Earnings before Interest, Income Taxes, Depreciation, Depletion, Amortization and Exploration Expenses (EBITDAX)
(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Net income (loss)	$1,986,404	$(859,383)	$4,607,475	$(4,451,839)
Interest expense, net	201,119	1,984,049	373,728	4,180,362
Depreciation, depletion, amortization and accretion	3,980,331	2,420,440	7,236,589	5,093,262
Exploration expenses	-	-	-	-
EBITDAX	$6,167,854	$3,545,106	$12,217,792	$4,821,785

Note

The Consolidated Balance Sheets, Consolidated Statements of Operations and corresponding footnotes, along with the EBITDAX table, can be found in the Partnership’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

Supplemental Non-GAAP Measure

The Partnership uses “EBITDAX”, defined as Earnings before Interest, Income Taxes, Depreciation, Depletion, Amortization and Exploration Expenses, as a key supplemental measure of its operating performance. This non-GAAP financial measure should be considered along with, but not as an alternative to, net income (loss), operating income (loss), cash flow from operating activities or other measures of financial performance presented in accordance with GAAP. EBITDAX is not necessarily indicative of funds available to fund the Partnership’s cash needs, including its ability to make cash distributions. Although EBITDAX, as calculated by the Partnership, may not be comparable to EBITDAX as reported by other companies that do not define such term exactly as the Partnership defines such term, the Partnership believes this supplemental measure is useful to investors when comparing the Partnership’s results between periods and with other energy companies.

The Partnership believes that the presentation of EBITDAX is important to provide investors with additional information (i) to provide an important supplemental indicator of the operational performance of the Partnership’s business without regard to financing methods and capital structure, and (ii) to measure the operational performance of the Partnership’s operator.

Forward-Looking Statements

Certain statements contained in this letter other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Energy 11 to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Energy 11 to implement its operating strategy; Energy 11’s ability to manage planned growth; changes in economic cycles, and competition within the oil and gas industry. Although Energy 11 believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this letter will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Energy 11 or any other person that the results or conditions described in such statements or the objectives and plans of Energy 11 will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in Energy 11’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by Energy 11 with the SEC on March 3, 2017. Any forward-looking statement speaks only as of the date of this letter and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.